Filed pursuant to Rule 424(b)(4)

Registration No. 333-295800

PROSPECTUS

$6,000,000

11,160,000 Common Units

Each Common Unit Consisting of One Share of Common Stock and Two Series C Warrants

840,000 Pre-Funded Units

Each Pre-Funded Unit Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock and Two Series C Warrants

11,160,000 Shares of Common Stock Included in the Common Units

840,000 Pre-Funded Warrants Included in the Pre-Funded Units

24,000,000 Series C Warrants Included in the Common Units and Pre-Funded Units

Up to 840,000 Shares of Common Stock underlying the Pre-Funded Warrants

Up to 48,000,000 Shares of Common Stock underlying the Series C Warrants

Sunshine Biopharma Inc. is offering, on a best efforts basis, 11,160,000 common units (the “Common Units”), each Common Unit consisting of one share of our common stock, par value $0.001 per share, and two Series C Warrants, each Series C Warrant exercisable for one share of common stock.

The Series C Warrants will have an initial exercise price of $0.50 per share (equal to 100% of the public offering price per Common Unit), subject to adjustment, and will be exercisable for a period of five years commencing upon issuance. See “Description of Capital Stock—Series C Warrants Offered in this Offering.”

We are also offering to certain purchasers whose purchase of Common Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, 840,000 pre-funded units (the “Pre-Funded Units”), each Pre-Funded Unit consisting of one pre-funded warrant to purchase one share of common stock (the “Pre-Funded Warrants”), and two Series C Warrants. The purchase price of each Pre-Funded Unit will be equal to the price per Common Unit, minus $0.00001, and the exercise price of each Pre-Funded Warrant will be $0.00001 per share. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

This offering also relates to the shares of common stock issuable upon the exercise of the Pre-Funded Warrants and the Series C Warrants.

The Common Units and Pre-Funded Units will have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock or Pre-Funded Warrants and the Series C Warrants comprising the Common Units or the Pre-Funded Units, as applicable, are immediately separable and will be issued separately in this offering.

The public offering price is $0.50 per Common Unit (or $0.49999 per Pre-Funded Unit).

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”), under the symbol “SBFM.” On May 18, 2026, the last reported sale price of our common stock was $0.51 per share. We do not intend to apply for a listing of the Common Units, the Pre-Funded Units, the Pre-Funded Warrants, or the Series C Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants and the Series C Warrants will be limited.

The Common Units and Pre-Funded Units will be issued in a single closing, which will occur on or about May 19, 2026, and this offering will terminate upon such closing. However, notwithstanding the foregoing, the shares of our common stock underlying the Pre-Funded Warrants and the Series C Warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). We will deliver all securities to be issued in connection with this offering upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account.

We have engaged Aegis Capital Corp. to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below and to provide certain other compensation to the placement agent. See “Plan of Distribution” for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Common Unit	Per Pre-Funded Unit	Total(2)
Public offering price	$0.50	$0.49999	$6,000,000
Placement agent fees(1)	$0.035	$0.035	$420,000
Proceeds to us, before expenses	$0.465	$0.465	$5,580,000

(1)	Does not include a non-accountable expense allowance of 2.0% of the aggregate gross proceeds. We have also agreed to pay certain accountable expenses of the placement agent. See “Plan of Distribution” beginning on page 13 of this prospectus for additional information regarding compensation to be received by the placement agent.
(2)	Assumes exercise of the Pre-Funded Warrants.

Delivery of the securities is expected to be made on or about May 19, 2026.

Sole placement agent

Aegis Capital Corp.

The date of this prospectus is May 18, 2026

You should rely only on the information contained in or incorporated by reference in this prospectus or in any free writing prospectus that we may provide to you in connection with this offering. Neither we nor the placement agent have authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference in this prospectus or any such free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We can provide no assurance as to the reliability of any other information that others may give you. Neither we nor the placement agent is making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of such free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus and the information incorporated herein carefully, including “Risk Factors” on page 4, and the financial statements and related notes incorporated by reference in this prospectus.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Sunshine Biopharma,” or the “Company” refer to Sunshine Biopharma Inc. and its wholly owned subsidiaries.

Overview

We are a pharmaceutical company offering and researching life-saving medicines in a wide variety of therapeutic areas, including oncology and antivirals. We have two wholly owned subsidiaries: (i) Nora Pharma Inc. (“Nora Pharma”), a Canadian corporation, through which we currently have 60 generic prescription drugs on the market in Canada, and (ii) Sunshine Biopharma Canada Inc. (“Sunshine Canada”), a Canadian corporation which develops and sells OTC supplements.

In addition, we are conducting a proprietary drug development program which is comprised of (i) K1.1 mRNA, an LNP encapsulated mRNA targeted for liver cancer, and (ii) SBFM-PL4, a protease inhibitor for treatment of SARS Coronavirus infections.

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THE OFFERING

Common Units offered

11,160,000 Common Units, each Common Unit consisting of one share of common stock and two Series C Warrants. We are also registering the shares of our common stock issuable upon exercise of the Series C Warrants.

Series C Warrants offered	The Series C Warrants will be exercisable immediately upon issuance at an initial exercise price of $0.50 (equal to 100% of the public offering price per Common Unit) and will expire five years from the date of issuance. If we effect any share split, share dividend, share combination, recapitalization or other similar transaction involving our common stock (a “Share Combination Event”), and the lowest volume weighted average price of our common stock during the period commencing five consecutive trading days immediately preceding and ending five consecutive trading days immediately following the Share Combination Event is less than the then-effective exercise price of the Series C Warrants, then the exercise price will be reduced (but not increased) to such lowest volume weighted average price, subject to a minimum exercise price of $0.25 (50% of the initial exercise price), and the number of shares issuable upon exercise will increase so that the aggregate exercise price payable upon full exercise of the Series C Warrants after such adjustment equals the aggregate exercise price payable upon full exercise immediately prior to such adjustment. The Share Combination Event provision will be effective only upon receipt of such stockholder approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (the “Warrant Stockholder Approval”). The Series C Warrants will be subject to no more than one such adjustment upon a Share Combination Event. See “Description of Capital Stock—Series C Warrants Offered in this Offering.”

Pre-Funded Units we are offering	We are offering to those purchasers whose purchase of Common Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the closing of this offering, in lieu of purchasing Common Units, 840,000 Pre-Funded Units, each Pre-Funded Unit consisting of one Pre-Funded Warrant and two Series C Warrants. Each Pre-Funded Warrant will be exercisable for one share of our common stock. The purchase price of each Pre-Funded Unit is equal to the public offering price per Common Unit, minus $0.00001, and the exercise price of each Pre-Funded Warrant is $0.00001 per share. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. We are also registering the shares of common stock issuable upon exercise of the Pre-Funded Warrants. See “Description of Capital Stock—Pre-Funded Warrants Offered in this Offering.”

Public offering price	$0.50 per Common Unit (or $0.49999 per Pre-Funded Unit)

Common stock outstanding immediately before this offering	5,005,945

Common stock to be outstanding after this offering	17,005,945 shares of common stock.

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Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $5.0 million, after deducting placement agent fees and estimated offering expenses.

We intend to use the net proceeds of this offering for general corporate purposes, including working capital. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq symbol	Our common stock is listed on Nasdaq under the symbol “SBFM.”

Unless otherwise indicated, all information contained in this prospectus assumes exercise of all of the Pre-Funded Warrants, and no exercise of any Series C Warrants. The number of shares of our common stock that are and will be outstanding immediately before and after this offering as shown above is based on 5,005,945 shares outstanding as of May 15, 2026, and excludes, as of that date:

•	482 shares issuable upon exercise of outstanding warrants with an exercise price of $220;
•	400 shares issuable upon exercise of outstanding warrants with an exercise price of $4,000; and
•	15,227,962 shares issuable upon exercise of outstanding Series B Warrants with an exercise price of $2.07, subject to adjustment.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risks and all of the other information contained or incorporated by reference in this prospectus before deciding whether to invest in our securities, including the risks and uncertainties described below and under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as these risk factors are amended or supplemented by subsequent reports we file with the SEC. Our business, financial condition, results of operations and future prospects may be adversely affected as a result of such risks. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Relating to this Offering and Ownership of Our Securities

The Series C Warrants and Pre-Funded Warrants will not be listed or quoted on any exchange.

There is no established public trading market for the Pre-Funded Warrants or Series C Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or Series C Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants and Series C Warrants will be limited.

Except as otherwise provided in the Series C Warrants and Pre-Funded Warrants, holders of Series C Warrants and Pre-Funded Warrants purchased in this offering will have no rights as stockholders until such holders exercise their Series C Warrants or Pre-Funded Warrants and acquire our common stock.

Except as otherwise provided in the Series C Warrants and Pre-Funded Warrants, until holders of Series C Warrants or Pre-Funded Warrants acquire our common stock upon exercise of the Series C Warrants or Pre-Funded Warrants, holders of Series C Warrants and Pre-Funded Warrants will have no rights with respect to our common stock underlying such Series C Warrants and Pre-Funded Warrants. Upon exercise of the Series C Warrants and Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

The Series C Warrants are speculative in nature.

The Series C Warrants represent the right to acquire shares of common stock at a fixed price, subject to adjustment. Specifically, commencing on the date of issuance, holders of the Series C Warrants may acquire the shares of common stock issuable upon exercise of such Series C Warrants at an initial exercise price of $0.50 per share, subject to adjustment (see “Description of Capital Stock—Series C Warrants Offered in this Offering”). There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the Series C Warrants, and consequently, whether it will ever be profitable for holders to exercise the Series C Warrants.

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Our management will have broad discretion over the use of the net proceeds from this offering.

We currently intend to use the net proceeds from the sale of our securities under this offering for general corporate purposes, including working capital. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use the net proceeds (see “Use of Proceeds”). Accordingly, our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. We may use the net proceeds for corporate purposes that do not increase our operating results or market value.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

If we are unable to continue to meet the listing requirements of Nasdaq, our common stock will be delisted.

Our common stock currently trades on Nasdaq, where it is subject to various listing requirements, including Nasdaq Rule 5500(a)(2), which requires that our common stock maintain a minimum bid price of at least $1.00 to maintain its listing on Nasdaq (the “Bid Price Rule”).

Our common stock has recently traded at prices below the $1.00 Nasdaq required minimum bid price requirement. In addition, though we have obtained stockholder approval to authorize the board of directors to implement a reverse stock split in its discretion, in a ratio of up to 1-for-10, there is no assurance that, even if we implement a reverse split, we will be able to maintain compliance with the Bid Price Rule or other applicable requirements for continued listing on Nasdaq. If we are unable to maintain compliance with Nasdaq listing requirements, we could be subject to suspension and delisting proceedings. A delisting of our common stock could negatively impact us by: (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradeable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements in this prospectus and the documents incorporated by reference that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “believe,” “expect,” “may,” “estimates,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. These statements may be made directly in this prospectus and they may also be incorporated by reference in this prospectus from other documents filed with the SEC, and include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering from the sale of the securities will be approximately $5.0 million, after deducting the placement agent fees and estimated offering expenses.

We intend to use the net proceeds we receive from this offering for general corporate purposes, including working capital. Our management will have broad discretion in the application of the net proceeds.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

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CAPITALIZATION

The following table sets forth our cash, as well as our capitalization, as of March 31, 2026, as follows:

•	on an actual basis; and

•	on a pro forma as adjusted basis, giving effect to (i) our issuance of 100,000 shares of common stock to a director for services on April 14, 2026, and (ii) the sale by us of 11,160,000 Common Units and 840,000 Pre-Funded Units in this offering (assuming the exercise of all of the Pre-Funded Warrants included in the Pre-Funded Units) at the public offering price of $0.50 per Common Unit, after deducting the placement agent fees and other estimated offering expenses payable by us.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements for the quarterly period ended March 31, 2026, and the related notes thereto, included in our quarterly report on Form 10-Q for the quarterly period ended March 31, 2026 and incorporated by reference in this prospectus.

	Actual	Pro forma as adjusted
Cash and cash equivalents	$6,913,013	$11,936,327
Total liabilities	$6,413,781	$6,413,781
Shareholders’ equity:
Preferred stock, 30,000,000 authorized shares; $0.10 par value: 130,000 shares of Series B Preferred Stock issued and outstanding	$13,000	$13,000
Common stock, 3,000,000,000 authorized shares; $0.001 par value; 4,905,945 shares issued and outstanding, actual, 17,005,945 shares issued and outstanding, pro forma as adjusted	$4,905	$17,005
Capital paid in excess of par value	$98,100,990	$103,112,304
Accumulated comprehensive income	$(343,306)	$(343,306)
Accumulated (deficit)	$(76,258,995)	$(76,258,995)
Total shareholders’ equity	$21,516,594	$26,540,008

The number of shares to be outstanding immediately after giving effect to this offering as shown above is based on 4,905,945 shares outstanding as of March 31, 2026, and excludes, as of such date:

•	482 shares issuable upon exercise of outstanding warrants with an exercise price of $220;
•	400 shares issuable upon exercise of outstanding warrants with an exercise price of $4,000; and
•	15,227,962 shares issuable upon exercise of outstanding Series B Warrants with an exercise price of $2.07, subject to adjustment.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of common stock and Series B Preferred Stock as of May 15, 2026, by (i) each of our directors, (ii) each of our executive officers, (iii) all of our directors and executive officers as a group, and (iv) any person or group as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), believed by us to beneficially own more than 5% of our common stock. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. The percentages listed are based upon 5,005,945 shares of common stock and 130,000 shares of Series B Preferred Stock issued and outstanding as of May 15, 2026. Each share of Series B Preferred Stock entitles the holder to 1,000 votes. Except as otherwise set forth below, the address of each person below is c/o Sunshine Biopharma Inc., 333 Las Olas Way, CU4 Suite 433, Fort Lauderdale, FL 33301.

Title of Class	Name	Number of Shares Beneficially Owned	Percentage of shares beneficially owned before offering	Percentage of shares beneficially owned after offering (2)
Common	Dr. Steve N. Slilaty **	1,911 common (1)	* (common)	* (common)
Series B Preferred		130,000 Series B Preferred	100% of Series B Preferred	100% (Series B Preferred)
Common	Camille Sebaaly **	60	*	*
Common	Dr. Andrew Keller **	0	*	*
Common	David Natan **	100,000	2.0%	*
Common	Dr. Rabbi Kiderchah **	1	*	*
Common	Michel Roy **	1	*	*
Common Series B Preferred	All officers and directors as a group (6 persons)	101,973 common 130,000 Series B Preferred	* (common) 100% (Series B Preferred)	* (common) 100% Series B Preferred
Common Stock	Intracoastal Capital LLC (3)	555,597	9.99%	9.99%

*	Less than 1%.
**	Officer and/or director of the Company.
(1)	Includes 1,850 shares of common stock owned by Malek Chamoun, the former president of Nora Pharma Inc., a wholly-owned subsidiary of the Company. Dr. Slilaty controls the voting of Mr. Chamoun’s shares through a voting agreement between Mr. Chamoun and Dr. Slilaty dated October 20, 2022.
(2)

Gives effect to the sale of 11,160,000 Common Units and 840,000 Pre-Funded Units at the public offering price of $0.50 per Common Unit in this offering (assuming the exercise of all of the Pre-Funded Warrants included in the Pre-Funded Units).

(3)	Represents shares of common stock issuable upon exercise of a warrant (the “Intracoastal Warrant”) held by Intracoastal Capital LLC (“Intracoastal”), and all such shares represent beneficial ownership before the offering of approximately 9.99% of the common stock, based on (a) 5,005,945 shares of common stock outstanding (prior to the offering), plus (b) 555,597 shares issuable upon exercise of the Intracoastal Warrant. Based on Schedule 13G filed with the SEC on May 23, 2025, such shares may be deemed beneficially owned by Intracoastal, Mitchell P. Kopin and Daniel B. Asher (the “Reporting Persons”). The foregoing excludes 1,870,912 shares of common stock issuable upon exercise of the Intracoastal Warrant because the Intracoastal Warrant contains a blocker provision under which the holder thereof does not have the right to exercise the Intracoastal Warrant to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder's affiliates, and any other persons acting as a group together with the holder or any of the holder's affiliates, of more than 9.99% of the common stock. Without such blocker provision, each of the Reporting Persons may have been deemed to have beneficial ownership of 2,426,509 shares of common stock. The address of the stockholder is 245 Palm Trail, Delray Beach, Florida 33483. After the offering, the number of shares deemed beneficially owned would increase to 1,887,449, which excludes 539,060 shares.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 3,000,000,000 shares of common stock, par value of $0.001 per share, and 30,000,000 shares of preferred stock, par value $0.10 per share. 1,000,000 shares of our preferred stock are designated as Series B Preferred Stock.

As of May 15, 2026, there were 5,005,945 shares of our common stock outstanding, which does not include:

•	482 shares issuable upon exercise of outstanding warrants with an exercise price of $220;
•	400 shares issuable upon exercise of outstanding warrants with an exercise price of $4,000; and
•	15,227,962 shares issuable upon exercise of outstanding Series B Warrants with an exercise price of $2.07, subject to adjustment.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the voting power of our stockholders for the election of directors can elect all of the directors. Holders of one-third of the voting power of the Company’s stockholders, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the voting power of the Company’s stockholders is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no withdrawal provisions applicable to the Company’s common stock.

Series B Warrants

As of May 15, 2026, there are 15,227,962 Series B Warrants outstanding at an exercise price of $2.07, subject to further adjustment. The Series B Warrants are exercisable until five years from the issuance date of February 15, 2024.

The Series B Warrants are exercisable, at the option of each holder, any time a registration statement registering the issuance of the shares of common stock underlying the Series B Warrants under the Securities Act is effective and available for the issuance of such shares, by delivery of an exercise notice and payment in full for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Series B Warrants under the Securities Act is not effective, the holder may exercise the Series B Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Subject to certain exemptions, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of common stock, at an effective price per share less than the exercise price of the Series B Warrants then in effect, the exercise price of the Series B Warrants will be reduced to such price, and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged.

If at any time on or after the date of issuance there occurs any share split, share dividend, share combination, recapitalization or other similar transaction involving our common stock and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price of the Series B Warrants then in effect, then the exercise price of the Series B Warrants would be reduced to the lowest daily volume weighted average price during such period and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged.

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Blank Check Preferred Stock

Our articles of incorporation authorize the issuance of 30,000,000 shares of preferred stock, par value $0.10 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series B Preferred Stock

1,000,000 shares of our authorized preferred stock have been designated Series B Preferred Stock. 130,000 shares of Series B Preferred Stock are outstanding and held by our chief executive officer, Dr. Steve N. Slilaty.

The Series B Preferred Stock votes together with the common stock on all matters submitted to a vote of the Company’s stockholders. Each share of Series B Preferred Stock entitles the holder to 1,000 votes.

Upon any liquidation or dissolution of the Company, the Series B Preferred Stock will be entitled to a payment equal to the stated value of $0.10 per share, prior to any payments being made with respect to the common stock. The Series B Preferred Stock is not redeemable by the Company and is entitled to dividends when, as and if declared by the board of directors in its sole discretion.

Pre-Funded Warrants to be issued in this offering

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Pre-Funded Warrants. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

The term “pre-funded” refers to the fact that the purchase price of our common stock in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.00001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding shares of common stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our common stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration. The Pre-Funded Warrants offered hereby will entitle the holders thereof to purchase our shares of common stock at a nominal exercise price of $0.00001 per share, commencing immediately on the date of issuance. There is no expiration date for the Pre-Funded Warrants.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage (up to 9.99%), provided that any increase will not be effective until the 61st day after such election. It is the responsibility of the holder to determine whether any exercise would exceed the exercise limitation.

Exercise Price. The Pre-Funded Warrants will have an exercise price of $0.00001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.

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Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Absence of Trading Market. There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation, merger, amalgamation or arrangement with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holder will have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor or acquiring corporation or of us if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares for which the pre-funded warrant was exercisable immediately prior to such fundamental transaction. The holders of the Pre-Funded Warrants may also require us to purchase the Pre-Funded Warrants from the holders by paying to each holder an amount equal to the Black Scholes value of the remaining unexercised portion of the Pre-Funded Warrants on the date of the fundamental transaction.

No Rights as a Shareholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of Pre-Funded Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant.

Warrant Stockholder Approval

Under Nasdaq listing rules, the Share Combination Event provision in the Series C Warrants will not be effective until, and unless, we obtain the approval of our stockholders. Our chief executive officer holds the majority of the voting power of our stockholders and we intend to promptly obtain such stockholder approval.

Series C Warrants to be issued in this offering

The following summary of certain terms and provisions of the Series C Warrants included in the Common Units and Pre-Funded Units hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of Series C Warrant which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Series C Warrant.

Exercisability. The Series C Warrants will be exercisable immediately upon issuance and at any time up to the date that is five years after their original issuance date. The Series C Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Series C Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Series C Warrants under the Securities Act is not effective, the holder may elect to exercise the Series C Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series C Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series C Warrants and Series B Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

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Exercise Price. The initial exercise price per whole share of common stock purchasable upon exercise of the Series C Warrants is $0.50 (100% of the public offering price per Common Unit). The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Share Combination Events. Conditioned upon the receipt of the Warrant Stockholder Approval, if at any time on or after the date of issuance there occurs any share split, share dividend, share combination, recapitalization or other similar transaction involving our common stock and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price of the Series C Warrants then in effect (a “Share Combination Event”), then the exercise price of the Series C Warrants will be reduced to the lowest daily volume weighted average price during such period (subject to a minimum exercise price of $0.25) (equal to 50% of the public offering price per Common Unit) and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged. The Series C Warrants will be subject to no more than one such adjustment upon a Share Combination Event.

Transferability. Subject to applicable laws, the Series C Warrants may be offered for sale, sold, transferred or assigned without our consent.

Absence of Trading Market. There is no established trading market for the Series C Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Series C Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Series C Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series C Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series C Warrants will be entitled to receive upon exercise of the Series C Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series C Warrants immediately prior to such fundamental transaction. The holders of the Series C Warrants may also require us to purchase the Series C Warrants from the holders by paying to each holder an amount equal to the Black Scholes value of the remaining unexercised portion of the Series C Warrants on the date of the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Series C Warrants by virtue of such holder’s ownership of shares of our common stock, the holder of Series C Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Series C Warrant.

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PLAN OF DISTRIBUTION

Aegis Capital Corp. (“Aegis” or the “placement agent”) has agreed to act as our sole placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement, dated May 18, 2026 between Aegis and us. Aegis is not purchasing or selling any securities offered by this prospectus, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of the securities offered. The placement agent has agreed to use reasonable best efforts to arrange for the sale of all of the securities offered hereby. The placement agent may engage one or more sub-agents or selected dealers in connection with this offering.

In connection with the offering, we entered into a placement agency agreement with Aegis, which agreement includes representations and warranties by us. The public offering price of the securities in this offering has been determined based upon arm’s-length negotiations between the purchasers and us. Our obligation to issue and sell the securities to the investors is subject to the closing conditions set forth in the placement agent agreement, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel, which may be waived by the respective parties. All of the securities will be sold at the offering price specified in this prospectus and, we expect, at a single closing.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to seven percent (7.0%) of the gross proceeds in this offering. In addition, we have agreed to pay the placement agent a non-accountable expense allowance of two percent (2.0%) of the gross proceeds of the offering. We have also agreed to reimburse the placement agent for reasonable legal fees and disbursements incurred by the placement agent not to exceed an aggregate of $100,000. We estimate that the total expenses payable by us in connection with this offering, other than the placement agent fees and reimbursements referred to above, will be approximately $340,000.

Discretionary Accounts

Aegis has informed us that it does not expect to make sales to accounts over which it exercises discretionary authority in excess of five percent (5%) of the securities being offered in this offering.

Indemnification

We have agreed to indemnify Aegis, its affiliates, and each person controlling Aegis against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers and directors have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock, whether currently owned or subsequently acquired, for a period of ninety (90) days after the closing date of the offering.

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Company Standstill

We have agreed, for a period of ninety (90) days after the closing date of the offering, subject to certain exceptions, that we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof.

Other Relationships

The placement agent is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The placement agent has in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which it has in the past and they may in the future receive customary fees. Without limiting the generality of the foregoing, the placement agent served as the underwriter for the public offerings we completed in February 2022 and February 2024, and as placement agent for the private placements we completed in March 2022, April 2022, May 2023 and April 2025, for which it received compensation.

In the ordinary course of its business activities, the placement agent and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligation or otherwise) publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

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Potential Conflicts of Interest

The placement agent and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own accounts and for the accounts of its customers and such investment and securities activities may involve securities and/or instruments of our Company. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

Trading Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “SBFM.” We do not intend to apply for listing of the Pre-Funded Warrants or the Series C Warrants on any securities exchange or other nationally recognized trading system.

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LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP, New York, New York, with respect to certain legal matters as to United States federal securities and New York state law. The enforceability of the warrants will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. The validity of the securities offered hereby will be passed upon for us by Hart & Hart, LLC, Denver, CO. The placement agent is being represented by Kaufman & Canoles, P.C., Richmond, VA, in connection with this offering.

EXPERTS

The consolidated financial statements of Sunshine Biopharma Inc. as of and the year ended December 31, 2025 incorporated by reference in this prospectus have been audited by M&K CPA’s, PLLC, independent registered public accounting firm, as set forth in their report thereon, appearing therein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The consolidated financial statements of Sunshine Biopharma Inc. as of and for the year ended December 31, 2024, incorporated by reference in this prospectus have been audited by Bush & Associates CPA LLC, independent registered public accounting firm, as set forth in their report thereon, appearing therein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

This prospectus incorporates by reference the documents set forth below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on April 3, 2026;
•	our Current Reports on Form 8-K filed with the SEC on February 5, 2026, February 20, 2026, and March 9, 2026;
•	the description of our common stock contained in our Registration Statement on Form 8-A registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on February 10, 2022; and
•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Dr. Steve N. Slilaty, 333 Las Olas Way, CU4 Suite 433, Fort Lauderdale, FL 33301, telephone: (954) 330-0684.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and our securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is http://www.sec.gov.

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website. We also maintain a website at https://sunshinebiopharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

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$6,000,000

11,160,000 Common Units

Each Common Unit Consisting of One Share of Common Stock and Two Series C Warrants

840,000 Pre-Funded Units

Each Pre-Funded Unit Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock and Two Series C Warrants

11,160,000 Shares of Common Stock Included in the Common Units

840,000 Pre-Funded Warrants Included in the Pre-Funded Units

24,000,000 Series C Warrants Included in the Common Units and Pre-Funded Units

Up to 840,000 Shares of Common Stock underlying the Pre-Funded Warrants

Up to 48,000,000 Shares of Common Stock underlying the Series C Warrants

Prospectus

Sole placement agent

Aegis Capital Corp.

May 18, 2026